SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934.

Date of Report:	March 27, 2014

Omagine, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-17264	20-2876380
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

350 Fifth Avenue, 48th Floor, New York, N.Y.	10118
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(212) 563-4141

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act;
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act;
[ ]	Pre-commencement communication pursuant to rule 14d-2(b) under the Exchange Act;
[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01 - Other Events

In a continuing effort to provide maximum visibility into the Development Agreement (“DA”) signing process currently underway, Omagine, Inc. (the "Company") is providing the following information in order to keep its shareholders informed of the Company’s activities regarding the DA for the Omagine Project in Oman.

Management considers that the signing of the DA with MOT is the single most material event for the Company at this time. For the past many months management has continued to update its shareholders with an unusually high level of detail about its ongoing efforts to get the DA signed. Management elected to provide these unusually detailed disclosures because we determined, in view of the extraordinary delays encountered with MOT in the past, that our shareholders were entitled to be transparently aware in great detail of the progress that was being made toward a DA signing.

As previously reported:

On February 13, 2014, the Ministry of Tourism (“MOT”) proposed a slight variation to the boundaries of the Omagine Site (the “New Boundaries”).

On February 18, 2014, Omagine LLC delivered copies of the final Omagine DA to MOT (the “Final DA”).

On March 3, 2014, the Company’s president, Frank Drohan, spoke to the Minister of Tourism, His Excellency Ahmed Al-Mahrizi, who informed Mr. Drohan that:

(i)	the Final DA was acceptable, and

(ii)
as soon as Royal Court Affairs (“RCA”) consented to the New Boundaries, he (H.E. Mahrizi) would direct the MOT staff to secure a new land deed from the Ministry of Housing showing the New Boundaries (the “New Deed”), and

(iii)	as soon as the New Deed was issued, he (H.E. Mahrizi) was ready to sign the DA with Omagine LLC.

On March 11, 2014, as requested by RCA, a letter in Arabic from Omagine LLC to H.E. Al-Kindi was delivered by Mr. Drohan to Mr. Al-Yahyai at RCA.

On March 13, 2014, Mr. Al-Yahyai delivered Mr. Drohan’s March 11th letter and attached drawings to H.E. Al-Kindi, the Minister of RCA, along with an official covering memorandum from Mr. Al-Yahyai.

On March 19, 2014, Mr. Drohan spoke to Mr. Al-Yahyai at RCA who stated that he had not yet received a reply from H.E. Al-Kindi.

Subsequently:

On March 24, 2014, Mr. Drohan telephoned the head of H.E. Al-Kindi’s office and was informed that H.E. Al-Kindi had, in fact, written to H.E. Al-Mahrizi and Mr. Al-Yahyai on March 18, 2014 consenting to the New Boundaries.

Later that day, on March 24, 2014, Mr. Drohan spoke to Mr. Al-Yahyai (who was in Beirut at the time) and informed him that a response letter to Mr. Drohan’s March 11th letter was sent to him and H.E. Mahrizi on March 18th.

Again, later that day, on March 24, 2014, our attorney, Sean Angle sent the following text message to H.E. Mahrizi:

“Your Excellency, Sean Angle here. I was calling to ask when we can agree to the signing date as Frank was advised today by the office of HE Al Kindi that they sent the letter confirming no issues with the new boundaries for the plot. Can we speak please when you are free. Sean”

On March 25, 2014, Mr. Al-Yahyai called Mr. Drohan to confirm that he had called his office in Muscat, had the RCA letter read to him, and that H.E. Al-Kindi had indeed informed H.E. Mahrizi in writing that RCA approved of the New Boundaries and requested that the DA be finalized for the Omagine Project.

Again later on March 25, 2014, Mr. Drohan emailed H.E. Mahrizi (copying H.E. Al-Kindi and Mr. Al-Yahyai) as follows:

“Hello Your Excellency,

I hope this communication finds you well.

We have been informed by Royal Court Affairs that - as you requested -  they have written to you confirming their consent to the new boundaries for the krooki for the Omagine plot of land.

When you and I spoke a few weeks ago, you confirmed that this consent from RCA was the last thing you and MOT required before signing the Omagine DA, so we are obviously delighted with this news.    The Omagine Project in Oman can now begin !

You will be very proud of this project Your Excellency – Omagine at Oman will be a truly unique tourism attraction – it will attract regional and worldwide acclaim -- and we could not be more pleased to get started.

I look forward to hearing from you regarding the date set for the DA signing – and the beginning of this wonderful development project for the Sultanate. We tried to call MOT today – but all the telephones were out of order (bad weather, I think).

My very best personal regards Your Excellency – and again, Thank You very much for your leadership and efforts in bringing this DA signing to a conclusion.

Best regards,
Frank Drohan”

On March 26, 2014, the above email to H.E. Mahrizi bounced back as undeliverable (MOT had just moved to the newly constructed Ministry of Tourism building a week before). Mr. Drohan contacted the secretary to the Ministry of Tourism at their new offices and re-sent the above email to him and he (the secretary) promised to immediately hand deliver it to H.E Mahrizi.

In the late evening of March 26, 2014, H.E. Mahrizi sent the following SMS text message to Mr. Angle in reply to Mr. Angle’s March 24th  text message inquiry of: “I was calling to ask when we can agree to the signing date”:

“Dear Sean, we got the letter of HE Alkindi, first we do the necessary with the ministry of housing and we’ll let you know. Regards”

Again on March 26, 2014, Mr. Angle replied to H.E. Mahrizi as follows:

“Thanks your excellency. We all very much look forward to signing the DA as soon as possible. Sean”

It is management’s present intention to follow-up with the Ministry of Housing to encourage the timely preparation and delivery of the new krooki (the land deed) to MOT.

Although these government bureaucratic procedures are both cumbersome and tedious, management continues to have a very high degree of certainty in its belief at this time that the Omagine Development Agreement will be signed in the very near term. Notwithstanding the foregoing sentence, management once again wishes to remind and caution our shareholders that the process of – and the cultural impediments to - arriving at a DA signing date – in spite of the obvious progress being made in that process - is tedious, laborious, time-consuming and fraught with a frequent lack of Governmental urgency.

Until a DA signing date is agreed by MOT, no estimate, however well founded, for such a date is ever certain to occur. While the workings of the Government are often shrouded in secrecy, management is of the opinion that its patient and relentless lobbying of the Government has had the desired effect. The date for the DA signing has not yet been confirmed and we therefore cannot yet definitively say when the Development Agreement for the Omagine Project will be signed. Management believes however that the process is now coming to a conclusion.

Because of the importance and materiality of the DA signing, the Company determined to continue to provide these highly detailed granular level shareholder updates in the past few weeks. Given the present status of events, management has now determined that such detailed updates are  no longer necessary.  As has been its past practice, the Company will continue to disclose all significant and material events as required.

Forward Looking Statements

Certain statements made in this report on Form 8-K are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from the future results implied by such forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements – including management’s present expectation and belief that the Development Agreement and the Usufruct Agreement will be signed by Omagine LLC and the Government - are based on reasonable assumptions, the Company's actual results could differ materially from those set forth or implied in such forward-looking statements. Factors that could cause such differences include but are not limited to the uncertainty of success associated with Omagine LLC’s ongoing efforts (including the many delays as described in our previous SEC Reports) to sign the Development Agreement and the Usufruct Agreement with the Government of the Sultanate of Oman.

Item 9.01  Financial Statements and Exhibits

(a)           Not applicable
(b)           Not applicable
(c)           Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omagine, Inc.
(Registrant)

Dated: March 27, 2014	By:	/s/ Frank J. Drohan
Frank J. Drohan
Chairman of the Board,
President and Chief
Executive Officer

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